Exhibit 99.1

Ambarella CFO Brian White to Retire at End of Fiscal Year 2024

Santa Clara, Calif., October 18, 2023 — Ambarella, Inc., an edge AI semiconductor company, today announced that Brian White will retire from his role as Chief Financial Officer at the conclusion of the current fiscal year ending January 31, 2024. John Young, Ambarella’s current Vice President of Finance, has been elected to assume the role of Chief Financial Officer effective at that time.

Mr. White’s career in finance and corporate management spans over 35 years, including serving as Chief Financial Officer at Maxim Integrated Products and Integrated Device Technology before joining Ambarella in 2022. Earlier in his career, Mr. White held increasingly expanding roles at companies, including Nvidia, Hitachi GST, IBM and Deloitte.

“On behalf of the entire Ambarella team, I want to thank Brian for his contributions to the company, including helping navigate the challenging inventory correction faced by the semiconductor industry, as well as continuing to strengthen our financial team and helping position us for success as we continue our transition into larger markets,” said Dr. Fermi Wang, president and CEO. “We wish Brian the very best as he enters this next chapter.”

Mr. Young has served as the Ambarella’s Vice President of Finance since December 2019 and previously served as Corporate Controller from March 2017 to December 2019. Mr. Young also served as the company’s Principal Accounting Officer and Principal Financial Officer from November 2021 until April 2022. Prior to joining Ambarella, Mr. Young served in a variety of roles at Mellanox Technologies from 2009 to 2016, including most recently as Corporate Controller.

“John is well respected within our organization, including among the executive team,” said Dr. Wang. “Not only does John have an extensive finance background, he knows our company and business intimately and brings a forward-thinking mindset coupled with a passion for fostering a high-performance culture. We are confident that John will continue to be a valuable contributor as we seek to drive our transformation forward and grow shareholder value,” continued Dr. Wang.

In addition to the anticipated management change, Ambarella also announced it is reaffirming its previously provided guidance for the third quarter of fiscal year 2024 of revenue of $50 million plus or minus 4%, gross margin on a non-GAAP basis of 62% to 64% and operating expenses on a non-GAAP basis of $46 million to $49 million. The company plans to report its financial results for the third fiscal quarter, ending October 31, 2023, on November 30, 2023.

About Ambarella

Ambarella’s products are used in a wide variety of human vision and edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, fusion and planning. For more information, please visit www.ambarella.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our plans, objectives and expectations, including anticipated financial results for the third fiscal quarter ending October 31, 2023, are forward-looking statements. These forward-looking statements are based upon the current assumptions, beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially, including risks and uncertainties relating to the performance of members of management and our ability to attract, develop, motivate and retain highly qualified and skilled employees; our ability to generate revenue from the sale of our solutions; and other risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023 and in our other filings with the Securities and Exchange Commission. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law.